PROMISSORY NOTE

$850,000.00                                        December 30, 1999


     FOR VALUE RECEIVED, the undersigned, Donald Riesterer, (herinafter "Borrower"), (if more than one, then jointly and severally), as maker promises to pay to the order of Dave Thomas, Emil A. Gluck, and Douglas A. Larson and their successor (herinafter the "Lender"), or order at 1421 North Broadway, Suite 108, Menomonie, Wisconsin, 54751, or at any other place designated by the holder hereof, in lawful money of the United States of America, the principal sum of Eight Hundred Fifty Thousand dollars and 00/100 ($850,000.00) together with interest rate of Eight and three quarters percent (8.75 %) per annum on the principal balance outstanding from time to time hereunder.

     EVERY MONTH payments consisting of interest only in the amount of Six Thousand One Hundred Ninety Seven dollars and 92/100 ($6,197.92) each shall be made commencing on January 31, 2000 and on intervals of every month thereafter until December 31, 2000, at which time the principal balance shall be paid in full. Interest shall be calculated from the date hereon.
     The lender acknowledges that certain shares of stock were given by Borrower as an additional incentive to lend. A further condition of this note shall be that the principal balance of $850,000 shall be forgiven if, at any time during the one year term herein, the bid price for the stock averages
$ 1.00 for a 4 week period and a buyer is available for the 850,000 shares referenced herein.

     This Promissory Note may be prepaid, in full or in part (but if is part, in multiples of no less than ($100.00), at any time, or from time to time hereafter, without premium or penalty. Interest shall be computed on the unpaid principal balance at the end of each day as follows: The rate of interest shall be divided by 365 and the unpaid principal balance of the Note shall be multiplied by the percentage so obtained. Payments hereunder shall be applied first to accrued by unpaid interest and the excess, if any, to the principal.

     This Promissory Note is secured by a mortgage of even date in property commonly described as 1800 and 1802 Wooddale Drive, Woodbury, Minnesota

     In the event of any default in the terms hereof or the payment of any principal when due hereunder, then the entire unpaid principal balance of this Promissory Note shall, at the option of the holder hereof, become immediately due and payable, in full, without presentment or other notice or demand of any kind. Failure to exercise such option, however often, shall not constitute a waiver of the right to exercise it thereafter.

The following events shall constitute a default:

1.) The apparent insolvency of the Borrower;
2.) Appointment of a Receiver for Borrower's property and business operations; 3.) The commencement of bankruptcy proceedings, voluntary or involuntary by or on behalf of the Borrower;
4.) The failure to timely make payments set forth herein;
5.) Failure to timely make payments for merchandise received on credit from lender;
6.) The sale of all or substantially all of Borrower's assets;
7.) A default as defined by documents executed concurrently herewith; and 8.) The failure to abide by any of the terms set forth herein.


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The Borrower agrees to pay all cost of collection, including reasonable attorney's fees and legal expenses, incurred by the holder hereof at any time in the event this Promissory Note is not duly paid or a default exists. The Borrower agrees to submit to the jurisdiction of the Hennepin County District Court, State of Minnesota, in the event a dispute arises herein. The holder's rights or remedies hereunder shall be cumulative and in addition to other remedies which may be available at law.

     In the event any provision(s) herein becomes enforceable as a matter of law, said provision(s) shall be stricken and the remaining provisions shall be valid and enforceable.

     Presentment or other demand for payment, notice of dishonor and protest are hereby expressly waived.

This Promissory Note shall be governed by the laws of the State Minnesota.


BORROWER

/s/Donald Riesterer                           /s/signature illegible

Donald Riesterer                              (Witness)

                                              /s/William R. Rieser

                                              (Witness)


GUARANTY

Northwest Financial Group, Inc., through the undersigned officer, does hereby guaranty payment of the above debt and pledges its assets, as described in that Mortgage of even date, toward full payment thereon.

Northwest Financial Group, Inc.


/s/Donald Riesterer

Donald Riesterer, President


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